EXHIBIT (12)(A)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                                                     YEARS ENDED DECEMBER 31,
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(DOLLARS IN MILLIONS)                                                       1996      1995          1994        1993        1992
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

EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                              $    2,310     2,219         2,088       1,795         977
Fixed charges, excluding capitalized
  interest                                                                 1,739     1,266           816         608         570
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Earnings                                                         (A)  $    4,049     3,485         2,904       2,403       1,547
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Interest, excluding interest on deposits                              $    1,672     1,198           747         538         502
One-third of rents                                                            67        68            69          70          68
Capitalized interest                                                           4         3             1           -          -
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Fixed charges                                                    (B)  $    1,743     1,269           817         608         570
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Consolidated ratios of earnings to fixed
  charges, excluding interest on deposits                    (A)/(B)        2.32X     2.75          3.55        3.95        2.71
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INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                              $    2,310     2,219         2,088       1,795         977
Fixed charges, excluding capitalized
  interest                                                                 4,699     4,120         2,862       2,552       3,010
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Earnings                                                         (C)  $    7,009     6,339         4,950       4,347       3,987
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Interest, including interest on deposits                              $    4,632     4,052         2,793       2,482       2,942
One-third of rents                                                            67        68            69          70          68
Capitalized interest                                                           4         3             1           -          -
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Fixed charges                                                    (D)  $    4,703     4,123         2,863       2,552       3,010
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Consolidated ratios of earnings to fixed
  charges, including interest on deposits                    (C)/(D)        1.49X     1.54          1.73        1.70        1.32
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